                                                                    Exhibit 24.2

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jerome B. Eisenberg, Christian G. Le Brun and Alejandro R. San Miguel, true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign (1) the Registration Statement on Form S-1 to be filed by ORBCOMM Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") and (2) any subsequent registration statement filed by the Company pursuant to Rule 462 under the Securities Act of 1933, as amended, for the offering which the Registration Statement on Form S-1 relates, and (3) any or all amendments (including post-effective amendments) and supplements to the foregoing registration statements, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

              SIGNATURE                                TITLE                        DATE
              ---------                                -----                        ----


/s/ Jerome B. Eisenberg                 Chief Executive Officer, President,   October 10, 2006
-------------------------------------     Director, Chairman of the Board
Jerome B. Eisenberg                        (principal executive officer)


/s/ Robert Bednarek                                Director                   October 10, 2006
-------------------------------------
Robert Bednarek


/s/ John Franco
-------------------------------------              Director                   October 10, 2006
John Franco



/s/ Marco Fuchs
-------------------------------------              Director                   October 10, 2006
Marco Fuchs



-------------------------------------              Director                   October   , 2006
Ronald Gerwig



-------------------------------------              Director                   October   , 2006
Robert Gold


-------------------------------------              Director                   October   , 2006
Leslie Golden


/s/ Timothy Kelleher
-------------------------------------              Director                   October 10, 2006
Timothy Kelleher


/s/ Matthew Lesesky
-------------------------------------              Director                   October 10, 2006
Matthew Lesesky


/s/ Peter Schiff
-------------------------------------              Director                   October 10, 2006
Peter Schiff


/s/ Robert G. Costantini                Executive Vice President and Chief    October 10, 2006
-------------------------------------      Financial Officer (principal
Robert G. Costantini                     financial and accounting officer)


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